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                                                          EXHIBIT NO. EX-99.h.6



                        THE DFA INVESTMENT TRUST COMPANY

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                              ADDENDUM NUMBER FOUR

         THIS ADDENDUM is made as of this 27th day of July, 2000 by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation," a Delaware corporation ("PFPC").

                                  WITNESSETH:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any series organized by the Fund after the date of the Agreement as agreed to in writing by the Fund and PFPC; and

         WHEREAS, PFPC presently provides administration and accounting services to the existing series of shares of the Fund, and has agreed to provide such services to four new series of the Fund, designated as The LD U.S. Large Company Series, The HD U.S. Large Company Series, The LD U.S. Marketwide Value Series and The HD U.S. Marketwide Value Series (collectively, the "New Series"), and which are listed on Schedule A, attached hereto; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

                  1. The Agreement is amended to provide that the Series set forth on "Schedule A, Series of The DFA Investment Trust Company, Amended and Restated as of July 27, 2000," which is attached hereto, shall be "Series" under the Agreement.

                  2. The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time, by the Fund and PFPC.

                  3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

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                  4.       This Addendum may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Four to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                             THE DFA INVESTMENT TRUST COMPANY

                             By: --------------------------
                                  Catherine L. Newell
                                  Vice President

                             PFPC INC.

                             By: --------------------------
                                  Joseph Gramlich
                                  Senior Vice President



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                                                            AMENDED AND RESTATED
                                                                   JULY 27, 2000

                                   SCHEDULE A


                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY


                       THE U.S. 9-10 SMALL COMPANY SERIES
                       THE U.S. 6-10 SMALL COMPANY SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                           THE U.S. 6-10 VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                           THE U.S. 4-10 VALUE SERIES
                        THE JAPANESE SMALL COMPANY SERIES
                      THE PACIFIC RIM SMALL COMPANY SERIES
                     THE UNITED KINGDOM SMALL COMPANY SERIES
                           THE EMERGING MARKETS SERIES
                       THE DFA INTERNATIONAL VALUE SERIES
                      THE EMERGING MARKETS SMALL CAP SERIES
                      THE CONTINENTAL SMALL COMPANY SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                   THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                     THE LD U.S. LARGE COMPANY SERIES (7/00)
                     THE HD U.S. LARGE COMPANY SERIES (7/00)
                   THE LD U.S. MARKETWIDE VALUE SERIES (7/00)
                   THE HD U.S. MARKETWIDE VALUE SERIES (7/00)